Exhibit T3A-27

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street	Max Maxfield, WY Secretary of State
Cheyenne, WY 82002-0020
Ph. 307.777.7311	FILED: 05/18/2011 09:52 AM
Fax 307.777.5339
Email: business@state.wy.us	ID: 2011-000601749

Profit Corporation

Articles of Incorporation

1. Corporation name:

Tooke Rockies, Inc.

2. Name and physical address of its registered agent:

(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. The registered agent must have a physical address in Wyoming. A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must he included in the registered office address.)

CT Corporation System

1720 Carey Avenue, Suite 200

Cheyenne, Wyoming 82001

3. Mailing address of the corporation:

515 Post Oak Boulevard, Suite 600

Houston, Texas 77027

Attn: Darryl Kitay

4. Principal office address:

515 Post Oak Boulevard, Suite 600

Houston, Texas 77027

5. Number and class of shares the corporation will have the authority to issue:

50,000 without par value

6. Incorporators (list names and addresses of each incorporator):

James M. Hudgins 515 Post Oak Boulevard Suite 600 Houston, Texas 77027

P-ArticlesIncorporation - Revised 07/17/2009

7. Execution (all incorporators must sign):

Signature:	/s/ James M. Hudgins		Date:	05/13/2011
(mm/dd/yyyy)
Print Name:	James M. Hudgins

Signature:			Date:
(mm/dd/yyyy)
Print Name:

Signature:			Date:
(mm/dd/yyyy)
Print Name:

Contact Person:	Pam Davis
Daytime Phone Number:	(713) 693-4184	Email:	pam.davis@weatherford.com

Checklist

☐       Filing Fee: $100.00 Make check or money order payable to Wyoming Secretary of State.

☐       The Articles must be in compliance with Wyoming Statutes 17-16-120 and 17-16-202.

☐       The Articles must be accompanied by a written consent to appointment executed by the registered agent.

☐       For consistency the Secretary of State’s Office will only keep one version of the agent’s name on file.

☐       Please submit one originally signed document and one exact photocopy of the filing.

☐       Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.

Other Requirements:

•                  An annual report will be due annually on the first day of the anniversary month of formation. If not paid within sixty (60) days from the due date, the entity will be subject to dissolution/revocation.